                                  Exhibit 11.1

                          MOTORVAC TECHNOLOGIES, INC.
          CALCULATION OF BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
                       FOR THE THREE AND SIX MONTHS ENDED
                             JUNE 30, 1999 AND 1998


                                                                           Three Months Ended                Six Months Ended
                                                                      ---------------------------      ---------------------------
                                                                        June 30,       June 30,         June 30,         June 30,
                                                                         1999            1998             1999            1998
                                                                      -----------     -----------      -----------     -----------
Net Income                                                            $   458,563     $  (268,983)     $   742,433     $  (205,053)
                                                                      ============================================================

Basic Net Income Per Share

       Weighted Average Outstanding Common Shares                       4,491,437       4,517,918        4,478,178       4,514,918
                                                                      ============================================================

       Basic Net Income per share                                     $      0.10     $     (0.06)     $      0.17     $     (0.05)
                                                                      ============================================================

Diluted net income per share

       Weighted Average Outstanding Common Shares                       4,491,437       4,517,918        4,478,178       4,514,918

          Incremental Shares, assuming exercise of options grants
          outstanding at June 30, 1999 and June 30, 1998
          (eliminated if dilutive to EPS)                                  41,472               0           25,211               0

Weighted Average Outstanding Common and
       Common Equivalent Shares                                         4,532,909       4,517,918        4,503,389       4,514,918
                                                                      ============================================================

Diluted net income per share                                          $      0.10     $     (0.06)     $      0.16     $     (0.05)
                                                                      ============================================================